Exhibit 99.1

Two Rivers Completes Memorandum of Understanding
Constructing 2 Acre State-of-the-Art Marijuana Greenhouse Grow Facility

DENVER, Colorado – June 10, 2014 - Two Rivers Water & Farming Company (OTCQB: TURV, “Two Rivers”) (www.2riverswater.com) announced today that its wholly owned subsidiary, GrowCo, Inc. (GrowCo) has completed a Memorandum of Understanding with MJGrowCo, Inc., (MJGrowCo) whose principals are Colorado marijuana growers and medical marijuana store operators.

Under the terms of the MOU, GrowCo and MJGrowCo will have a mutually exclusive relationship whereby the two independent companies agree to only acquire, develop and operate growing facilities and stores in relationship with each other, whereby GrowCo and its affiliates shall be the financier, acquirer, developer and lessor and MJGrowCo shall be the operator and lessee.

In partial consideration for contributing 150 acres of irrigated farmland and associated water rights located in Huerfano County, Colorado and $6,000,000 to be used exclusively for the acquisition, development and leasing of grow facilities and stores, Two Rivers shall receive 20,000,000 shares of GrowCo common stock, which shall be 100% of its outstanding common shares.

In partial consideration for selling to GrowCo, at cost, 200 acres of irrigated farmland and associated water rights located in Pueblo County, Colorado, the stockholders of MJGrowCo shall receive the right to exchange 100% of the outstanding shares of MJGrowCo for 10,000,000 new shares of GrowCo common stock in three separate and equal tranches of 3,333,333 shares after achieving the following performance requirements:

●	Tranche 1: construction, licensing and satisfactory operational capability of a 2-acre marijuana greenhouse Grow Facility,
●	Tranche 2: achieving identified operational metrics after 3 crop cycles,
●	Tranche 3: achieving identified operational metrics after 6 crop cycles.

It is expected that the agreements regarding the proposed transaction shall be completed and signed no later than June 30, 2014.

About Two Rivers:

Two Rivers has developed and operates a new farming and water business model suitable for arid regions in the Southwestern United States whereby the Company synergistically integrates high value fruit and vegetable farming and wholesale water distribution into one company.  Two Rivers business model reinvigorates agricultural communities and provides excess water to municipalities through market forces.  Two Rivers’ core business converts irrigated farmland, which is marginally profitable growing low value feed crops, into highly profitable irrigated farmland growing high yield, high value, fruit and vegetable crops.   Fruit and vegetable crops generate six times the revenue of feed crops with better margins. The Company’s initial area of focus is in the Arkansas River basin and its tributaries on the southern Front Range of Colorado.

This news release contains "forward-looking statements," as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources.  There can be no assurance Two Rivers will be able to raise additional capital, that it will be able to increase the scale of its business, or that its existing resources will be sufficient to meet all of its cash needs.  These forward-looking statements are made as of the date of this news release, and Two Rivers assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact:
Wayne Harding
Two Rivers Water & Farming Company
(303) 222-1000
info@2riverswater.com

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